UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia            31408

(Address of principal executive offices)                          (Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2013, Patricia M. Luzier informed Citi Trends, Inc. (the “Company”) of her decision to retire from the Board of Directors and tendered her resignation effective immediately.  At the time of her resignation, Ms. Luzier served as the chairperson of the nominating and corporate governance committee and also served on the audit and compensation committees.

Also on November 4, 2013, Laurens Goff was elected by the Board of Directors of the Company to serve as a Class I director.  Mr. Goff is an independent director, as defined in the NASDAQ listing standards and in accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”), and will serve on the audit, compensation and nominating and corporate governance committees of the Board of Directors.  Mr. Goff will receive the same compensation as the other non-management directors receive, as described in the Company’s definitive proxy statement filed with the SEC on April 30, 2013.

Mr. Goff was granted an award of 1,543 shares of restricted stock under the Company’s 2012 Incentive Plan.  The restricted stock vests in full on the first anniversary of the grant date, subject to earlier vesting upon a change in control of the Company.

On November 5, 2013, the Company issued a press release announcing Ms. Luzier’s resignation and Mr. Goff’s election to the Board, which press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: November 5, 2013
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 5, 2013